UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        ---------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 12, 1996
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                                  RADYNE CORP.
                                  ------------
             (Exact name of registrant as specified in its charter)


New York                                0-11685--NY          11-2569467
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(State or other jurisdiction            (Commission File     (IRS Employer
of incorporation)                       Number)              Identification No.)


5225 S. 37th Street                     Phoenix, Arizona     85040
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (602) 437-9620
                                                  ----------------

Item I.           Change in Control of Registrant
                  -------------------------------

On August 12, 1996, Stetsys US, Inc., a Delaware corporation ("Stetsys"), acquired all of the Outstanding stock of Engineering and Technical Services, Inc., a Florida corporation ("ETS"), which (through its wholly owned subsidiary, Radyne Corp., a Florida corporation) continues to control Radyne Corp., a New York corporation ("the Company') by virtue of its ownership of approximately 90.67% of the Common Stock, $,002 par value, of the Company. Stetsys, which is a member of a group of corporations controlled by the Ministry of Finance of the Republic of Singapore, acquired the ETS stock from the individuals and entities who were ETS's shareholders, for cash constituting a portion of the working capital of the corporate group of which Stetsys is a member. No separate consideration was allocated to ETS's indirect ownership of Common Stock of the Company. Effective as of the closing of such transaction, Messrs. Denis Brown and Augustin Cueto resigned from the board of Directors of the Company (the "Board'). See Item 5 below for additional information regarding resultant changes in the Board.

Item 2.           Inapplicable.
                  ------------

Item 3.           Inapplicable.
                  ------------

Item 4.           Inapplicable.
                  ------------

Item 5.           Other Events
                  ------------

                  At a special meeting of the Board, held on August 13, 1996, it was determined that the size of the Board would be increased from four to five members. In order to fill the newly created directorship and the vacancies which were occasioned by the resignations of Messrs. Denis Brown and Augustin Cueto as described in Item I above. Messrs. Lim Ming Seong, Lee Yip Loi and Chan Wee Piak were named directors of the Company. They will hold such positions until their respective successors are duly elected and qualified. Lim Ming Seong was also elected Chairman of the Board.

Lim Ming Seong, age 49, has been Group Director of Singapore Technologies Pte Ltd., an indirect parent of Stetsys, since February of 1995. From March 1992 until February 1995, he was Executive Director of Singapore Technologies Ventures Pte Ltd. and from February 1990 to March 1992, he was Group President of Singapore Technologies Holdings Pte Ltd. Prior to that time he held various corporate and government positions, including Deputy Secretary in the Singapore Ministry of Defense from 1979 to 1986.

Lee Yip Loi, age 52, has been Regional Director (America) of Singapore Technologies Pte Ltd. since March 1994 and has been President of Metheus Corporation, another member of the same group of companies, since May 1990.
Prior to that time he held a number of managerial positions with such corporations as Morgan Guaranty Trust and Singapore Technologies and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs.

                Chan Wee Piak, age 41, has been General Manager of Agilis Communication Technologies Pte Ltd., also a member of the Singapore Technologies group, since January 1992, From November 1989 to February 1992, he was General Manager of Chartered Microwave. Prior to that time, he held various managerial positions in the Singapore Ministry of Defense and Singapore Electronic and Engineering.


Item 6.           Inapplicable
                  ------------

Item 7.           Inapplicable
                  ------------

Item 8.           Change in Fiscal Year.
                  ---------------------


        At a special meeting of the Board held on August 13, 1996, the Board resolved to change the fiscal year of the Company from a July I - June 30 fiscal year to the calendar year (i.e. the new fiscal year of the Company will end on December 31), effective December 31, 1996. The Company's report covering the transition period from July 1, 1996 through December 31, 1996, will be filed on Form 10-KSB.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: August 22, 1996



                                                   RADYNE CORP.
                                                   ------------

                                                   (Registrant)





                                                   By,_______________________

                                                   Name:  A. James Mullaney

                                                   Title    Treasurer, Officer